Exhibit 99.1

CONTACT:
B. Grant Yarber
President and Chief Executive Officer
Phone: (919) 645-3494
FOR IMMEDIATE RELEASE	Email: gyarber@capitalbank-nc.com

Capital Bank Reports 90% Increase in Second Quarter Net Income to $3.1 Million

RALEIGH, N.C. – July 19, 2006 – Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today announced its financial results for the second quarter of 2006. Net income for the quarter ended June 30, 2006 increased 90% to $3.1 million, from $1.6 million in the quarter ended June 30, 2005. Fully diluted earnings per share increased 13% to $0.26 for the quarter ended June 30, 2006 compared to $0.23 for the quarter ended June 30, 2005. For the first six months ended June 30, 2006 and 2005, net income was $5.8 million and $3.2 million, respectively, and fully diluted earnings per share were $0.50 and $0.46, respectively.

During the first quarter of 2006, the Company completed its acquisition of 1st State Bancorp, Inc., the parent company of 1st State Bank, which has had a significant impact on the Company’s financial results for the second quarter of 2006 and thus the comparison of year over year results. The acquisition was accounted for as a purchase business combination and, accordingly, there was no restatement of prior period financial information. In conjunction with this acquisition, the Company issued 4,882,630 shares of common stock, increasing its common shares outstanding to 11.6 million shares at June 30, 2006 compared to 6.9 million shares at December 31, 2005. Shareholders’ equity increased to $157.8 million at June 30, 2006 compared to $83.5 million at December 31, 2005.

Commenting on the Company’s results, B. Grant Yarber, President and CEO, stated, “Our continued focus on core deposit growth, disciplined loan growth and improving credit quality is clearly indicated in our results. Our Smart Checking campaign, launched in the second quarter, is proving to be widely accepted in our markets, with 1,523 new accounts opened in just a few weeks.”

As of June 30, 2006, total assets were $1.36 billion compared to $1.31 billion at March 31, 2006 and $961 million at December 31, 2005. During the quarter ended June 30, 2006, net loans receivable increased $22 million to $952 million compared to $930 million and $659 million at March 31, 2006 and December 31, 2005, respectively. During the quarter ended June 30, 2006, total deposits increased $54 million to $1.0 billion compared to $972 million and $699 million at March 31, 2006 and December 31, 2005, respectively. Core deposits increased $24 million, or 6%, to $447 million at June 30, 2006 from $423 million at March 31, 2006. Approximately $230 million of net loans and $267 million of total deposits were acquired in the 1st State acquisition.

**more**

P. O. Box 18949  •  Raleigh, NC 27619-8949  •  Phone (919) 645-6400  •  Fax (919) 645-6353  •  www.capitalbank-nc.com

Net interest income for the quarter ended June 30, 2006 increased $4.4 million, or 62%, compared to the quarter ended June 30, 2005. Net interest income totaled $11.6 million for the quarter ended June 30, 2006 and the net interest margin on a tax equivalent basis was 4.05%. The increase in net interest income was attributable to growth in the loan portfolio, higher interest rates and the infusion of 1st State’s interest-earning assets. Increases in interest rates have improved the yield on earning assets; however, the cost of funds is also increasing due to competitive deposit rates in our markets.

The Company’s allowance for loan losses was $14.0 million, or 1.45% of total loans and 225% of nonperforming loans at June 30, 2006, compared to 1.55% of total loans and 97% of nonperforming loans at June 30, 2005 as the credit quality of the loan portfolio continues to improve. The provision for loan losses for the quarter ended June 30, 2006 was $249,000 compared to a credit in the quarter ended June 30, 2005 of $156,000. Net charge-offs for the quarter ended June 30, 2006 were $523,000, or 0.22% of average loans, compared to charge-offs of $138,000, or 0.09% of average loans, for the quarter ended June 30, 2005. Nonperforming loans were $6.2 million at June 30, 2006 compared to $10.4 million at June 30, 2005. Total past due loans were $9.2 million, or 0.96% of total loans, at June 30, 2006, compared to $9.6 million, or 1.48% of total loans, at June 30, 2005.

The Company’s non-interest income for the quarter ended June 30, 2006 increased $1.0 million to $2.6 million compared to the quarter ended June 30, 2005. This increase is primarily due to a higher volume of transaction accounts, including those acquired in the 1st State transaction, improving levels of deposit service charges, and higher NSF fees, mortgage fees and revenues and brokerage commissions.

Non-interest expenses were $9.3 million for the quarter ended June 30, 2006 compared to $6.5 million for the quarter ended June 30, 2005. The increase in non-interest expenses is primarily due to the consummation of the 1st State transaction as well as higher costs associated with the Company’s growth. During the quarter ended June 30, 2006, the Company completed its successful migration to in-house processing. The Company expects to realize further efficiencies from this in-house processing in the last half of 2006.

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.4 billion in total assets, offers a broad range of financial services. Capital Bank operates 26 banking offices in Asheville (3), Burlington (4), Cary, Graham (2), Greensboro, Hickory, Mebane, Morrisville, Oxford, Pittsboro, Raleigh (5), Sanford (3), Siler City and Wake Forest. The Company’s website is http://www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

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Capital Bank Corporation
Summary of Operations

(In thousands except per share data)	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005

Interest income	$21,109	$12,248	$40,779	$23,704
Interest expense	9,501	5,088	17,781	9,638

Net interest income	11,608	7,160	22,998	14,066
Provision (credit) for loan losses	249	(156)	661	(406)

Net interest income after provision for loan losses	11,359	7,316	22,337	14,472
Non-interest income	2,612	1,579	4,627	2,919
Non-interest expense	9,341	6,489	18,155	12,639

Income before taxes	4,630	2,406	8,809	4,752
Income tax expense	1,579	803	2,995	1,594

Net income	$3,051	$1,603	$5,814	$3,158

Income per share - basic	$0.26	$0.24	$0.50	$0.47

Income per share - fully diluted	$0.26	$0.23	$0.50	$0.46

Weighted average shares outstanding:
Basic	11,639	6,731	11,628	6,743
Fully diluted	11,727	6,871	11,716	6,906

End of Period Balances

	2006		2005

(In thousands except per share data)	June 30	March 31	December 31	September 30	June 30

Total assets	$1,364,030	$1,308,567	$960,906	$927,077	$917,392
Investment securities	189,669	181,032	161,600	161,389	161,822
Loans (gross) *	965,484	944,325	668,982	646,448	648,765
Allowance for loan losses	14,007	14,209	9,592	9,844	10,075
Total earning assets	1,191,014	1,151,739	843,942	847,296	840,607
Deposits	1,025,949	972,232	698,480	703,183	689,997
Shareholders' equity	157,770	158,095	83,492	82,268	79,499
Book value per share	$13.66	$13.60	$12.18	$12.11	$12.00
Tangible book value per share	$7.86	$7.82	$10.31	$10.21	$10.04

Average Balances

	2006		2005

(In thousands)	June 30	March 31	December 31	September 30	June 30

Total assets	$1,315,535	$1,311,145	$932,332	$922,142	$897,178
Investments (at amortized cost)	190,045	194,535	160,928	162,282	160,955
Loans (gross) *	954,420	923,950	653,475	637,743	648,269
Total earning assets	1,164,098	1,158,324	846,780	843,992	826,361
Deposits	990,037	957,693	696,335	697,311	671,307
Shareholders' equity	161,321	159,841	83,380	81,606	78,706

* Includes loans held for sale.

Capital Bank Corporation
Quarterly Results

	2006		2005

(In thousands except per share data)	June 30	March 31	December 31	September 30	June 30

Interest income	$21,109	$19,670	$13,967	$13,078	$12,248
Interest expense	9,501	8,280	6,172	5,649	5,088

Net interest income	11,608	11,390	7,795	7,429	7,160
Provision (credit) for loan losses	249	412	38	(28)	(156)

Net interest income after provision	11,359	10,978	7,757	7,457	7,316
Non-interest income	2,612	2,015	2,022	1,790	1,579
Non-interest expense	9,341	8,814	7,171	6,644	6,489

Income before taxes	4,630	4,179	2,608	2,603	2,406
Income tax expense	1,579	1,416	801	869	803

Net income	$3,051	$2,763	$1,807	$1,734	$1,603

Income per share - basic	$0.26	$0.24	$0.26	$0.26	$0.24

Income per share - fully diluted	$0.26	$0.24	$0.26	$0.25	$0.23

Weighted average shares outstanding:
Basic	11,639	11,617	6,875	6,801	6,731
Fully diluted	11,727	11,704	6,962	6,904	6,871

Quarterly Net Interest Margin *

	2006		2005

	June 30	March 31	December 31	September 30	June 30

Yield on earning assets	7.34%	6.96%	6.62%	6.22%	6.02%
Cost of interest bearing liabilities	3.64%	3.27%	3.26%	2.97%	2.76%
Net interest spread	3.70%	3.69%	3.36%	3.25%	3.26%
Net interest margin	4.05%	4.06%	3.73%	3.57%	3.55%

* Annualized and on a fully taxable equivalent basis

Nonperforming Assets

	2006				2005

(In thousands)	June 30		March 31		December 31	September 30	June 30

Commercial and commercial real estate	$3,801		$5,149		$5,040	$3,915	$6,094
Consumer	106		100		176	239	218
Equity lines	418		398		497	592	427
Construction	193		807		737	1,302	1,674
Mortgage	1,695		1,588		1,628	1,711	2,014

Total nonperforming loans	6,213		8,042		8,078	7,759	10,427
Other real estate owned	879	(1)	888	(1)	771	1,608	1,508

Total nonperforming assets	$7,092		$8,930		$8,849	$9,367	$11,935

Nonperforming assets include loans that are 90 days or more past due or in nonaccrual status and other real estate owned.
(1) Other real estate owned excludes $776 and $1,854 as of June 30, 2006 and March 31, 2006, respectively, related to branch locations that are held for sale.

Key Ratios

	2006		2005

(Dollars in thousands)	June 30	March 31	December 31	September 30	June 30

Past due loans	$9,179	$11,678	$7,008	$10,089	$9,576
Past due loans as a percent of total loans	0.96%	1.26%	1.07%	1.58%	1.48%
Net charge-offs	$523	$3,360 (2)	$433	$117	$138
Net charge-offs as a percent of average loans (annualized)	0.22%	1.45% (2)	0.27%	0.07%	0.09%
Allowance for loan losses as a percent of total loans	1.45%	1.50%	1.43%	1.52%	1.55%
Nonperforming assets as a percent of total assets	0.52%	0.68%	0.92%	1.01%	1.30%
Allowance for loan losses as a percent of nonperforming loans	225%	177%	119%	127%	97%

(2) Includes $3.2 million related to one 1st State Bank loan relationship that was fully reserved as of 12/31/05.

CAPITAL BANK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
June 30, 2006 and December 31, 2005

(In thousands, except share data)	June 30, 2006	December 31, 2005	Changes	% Change

	(Unaudited)
ASSETS
Cash and due from banks:
Interest-earning	$6,084	$4,603	$1,481	32%
Non-interest-earning	48,313	30,544	17,769	58%
Cash held in escrow	—	33,185	(33,185)	-100%
Federal funds sold and short term investments	29,777	8,757	21,020	NM
Investment securities - available for sale, at fair value	177,725	149,266	28,459	19%
Investment securities - held to maturity, at amortized cost	11,944	12,334	(390)	-3%
Loans-net of unearned income and deferred fees	965,484	668,982	296,502	44%
Allowance for loan losses	(14,007)	(9,592)	(4,415)	46%

Net loans	951,477	659,390	292,087	44%

Premises and equipment, net	23,005	14,868	8,137	55%
Bank owned life insurance	20,157	19,857	300	2%
Deposit premium and goodwill, net	66,959	12,853	54,106	421%
Deferred tax assets	10,436	6,305	4,131	66%
Other assets	18,153	8,944	9,209	103%

Total assets	$1,364,030	$960,906	$403,124	42%

LIABILITIES
Deposits:
Demand, non-interest bearing	$105,667	$77,847	$27,820	36%
Savings, money market accounts and interest checking	340,981	237,005	103,976	44%
Time deposits	579,301	383,628	195,673	51%

Total deposits	1,025,949	698,480	327,469	47%

Repurchase agreements and federal funds purchased	28,004	14,514	13,490	93%
Borrowings	107,402	93,173	14,229	15%
Short-term debt	—	30,000	(30,000)	-100%
Subordinated debentures	30,930	30,930	—	0%
Other liabilities	13,975	10,317	3,658	35%

Total liabilities	1,206,260	877,414	328,846	37%

STOCKHOLDERS’ EQUITY
Common stock, no par value; 20,000,000 shares authorized;
11,552,494 and 6,852,156 issued and outstanding as of June 30, 2006 and December 31, 2005, respectively	142,426	70,985	71,441	101%
Retained earnings	18,605	14,179	4,426	31%
Accumulated other comprehensive income	(3,261)	(1,672)	(1,589)	n/a

Total stockholders’ equity	157,770	83,492	74,278	89%

Total liabilities and stockholders’ equity	$1,364,030	$960,906	$403,124	42%

CAPITAL BANK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Six Months Ended June 30, 2006 and 2005

(In thousands, except share and per share data)	2006	2005	Changes	% Change

	(Unaudited)
Interest income:
Loans and loan fees	$35,664	$20,147	$15,517	77%
Investment securities	4,265	3,424	841	25%
Federal funds and other interest income	850	133	717	539%

Total interest income	40,779	23,704	17,075	72%

Interest expense:
Deposits	13,438	6,858	6,580	96%
Borrowings and repurchase agreements	4,343	2,780	1,563	56%

Total interest expense	17,781	9,638	8,143	84%

Net interest income	22,998	14,066	8,932	64%
Provision for loan losses	661	(406)	1,067	n/a

Net interest income after provision for loan losses	22,337	14,472	7,865	54%

Noninterest income:
Deposit service charges and other fees	2,026	1,371	655	48%
Mortgage fees and revenues	1,018	658	360	55%
Net gain on sale of securities	—	7	(7)	-100%
Bank owned life insurance	329	224	105	47%
Other noninterest income	1,254	659	595	90%

Total noninterest income	4,627	2,919	1,708	59%

Noninterest expenses:
Salaries and employee benefits	9,393	6,628	2,765	42%
Occupancy	1,716	1,240	476	38%
Furniture and equipment	1,054	737	317	43%
Director fees	659	395	264	67%
Data processing	600	629	(29)	-5%
Advertising	579	379	200	53%
Amortization of deposit premiums	686	107	579	541%
Professional fees	566	532	34	6%
Telecommunications	385	283	102	36%
Other expenses	2,517	1,709	808	47%

Total noninterest expenses	18,155	12,639	5,516	44%

Net income before tax expense	8,809	4,752	4,057	85%
Income tax expense	2,995	1,594	1,401	88%

Net income	$5,814	$3,158	$2,656	84%

Earnings per share - basic	$0.50	$0.47	$0.03	6%

Earnings per share - diluted	$0.50	$0.46	$0.04	9%

Weighted Average Shares:
Basic	11,628,015	6,742,712	4,885,303	72%

Fully Diluted	11,715,510	6,906,233	4,809,277	70%

CAPITAL BANK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended June 30, 2006 and 2005

(In thousands, except share and per share data)	2006	2005	Changes	% Change

	(Unaudited)
Interest income:
Loans and loan fees	$18,646	$10,405	$8,241	79%
Investment securities	2,155	1,727	428	25%
Federal funds and other interest income	308	116	192	166%

Total interest income	21,109	12,248	8,861	72%

Interest expense:
Deposits	7,328	3,676	3,652	99%
Borrowings and repurchase agreements	2,173	1,412	761	54%

Total interest expense	9,501	5,088	4,413	87%

Net interest income	11,608	7,160	4,448	62%
Provision for loan losses	249	(156)	405	n/a

Net interest income after provision for loan losses	11,359	7,316	4,043	55%

Noninterest income:
Service charges and other fees	1,061	714	347	49%
Mortgage fees and revenues	654	386	268	69%
Net gain on sale of securities	—	1	(1)	-100%
Bank owned life insurance	160	123	37	30%
Other noninterest income	737	355	382	108%

Total noninterest income	2,612	1,579	1,033	65%

Noninterest expenses:
Salaries and employee benefits	4,851	3,479	1,372	39%
Occupancy	938	626	312	50%
Furniture and equipment	562	370	192	52%
Director fees	283	347	(64)	-18%
Data processing	111	318	(207)	-65%
Advertising	324	163	161	99%
Amortization of deposit premiums	343	53	290	547%
Professional fees	354	210	144	69%
Telecommunications	209	143	66	46%
Other expenses	1,366	780	586	75%

Total noninterest expenses	9,341	6,489	2,852	44%

Net income before tax expense	4,630	2,406	2,224	92%
Income tax expense	1,579	803	776	97%

Net income	$3,051	$1,603	$1,448	90%

Earnings per share - basic	$0.26	$0.24	$0.02	8%

Earnings per share - diluted	$0.26	$0.23	$0.03	13%

Weighted Average Shares:
Basic	11,639,014	6,730,979	4,908,035	73%

Fully Diluted	11,726,584	6,870,821	4,855,763	71%